Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 16, 2011 in the Registration Statement (Form S-1 No. 333-169584) and related Prospectus of Quark Pharmaceuticals, Inc. dated February 16, 2011.

February 16, 2011	/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global